Udemy to Provide Strategic and Financial Outlook Update at 2022 Virtual Investor Day

●Plans to reach adjusted EBITDA breakeven by 2024
●Updates long-term targets to reflect continued growth of Udemy Business

San Francisco, CA / November 17, 2022 - Udemy (Nasdaq: UDMY), a leading destination for learning and teaching online, will hold its first Investor Day, today, November 17, 2022 virtually at 9:00 a.m. PT / 12:00 p.m. ET to provide a strategic and financial outlook update for the company.

“Following four quarters of consistent growth and execution, Udemy is well-positioned to create significant shareholder value as we deliver on our updated financial targets and progress toward profitability,” said Gregg Coccari, Udemy’s Chairman and CEO. “We have executed well against the initiatives we shared at our IPO last October, and we believe the next phase of Udemy’s growth is even more compelling.”

During Udemy’s Investor Day, senior executives from across the company will provide an update on the company’s long-term growth strategy and vision, as well as highlight its competitive advantages going into this next phase of growth, with a focus on:

●Udemy’s differentiated and efficient global go-to-market strategy and customer acquisition engine, which fuels the company’s growth across more than 180 countries.

●The company’s data-driven marketplace, which supports its comprehensive collection of high-quality, relevant, and fresh content available in more than 75 languages.

●Udemy Business’s long runway for growth with new and existing customers as the need for workforce upskilling and reskilling increases across the globe.

●The company’s key financial metrics, including its massive and growing market opportunity, updated long-term targets and plan for achieving breakeven on an adjusted EBITDA basis by 2024.

The Investor Day will be streamed live at 9:00 a.m. PT / 12:00 p.m. ET on Thursday, November 17, 2022. To register for the live event and to view the agenda, please visit Udemy’s Investor Relations website. The presentation and an archived replay of the event will be available shortly after the conclusion on the “Events & Presentations” section of the Udemy Investor Relations website at https://investors.udemy.com/.

About Udemy
Udemy (Nasdaq: UDMY) improves lives through learning by providing flexible, effective skill development to empower organizations and individuals. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, offers the tools learners, instructors, and enterprises need to achieve their goals and reach their full potential. Millions of people learn on the Udemy platform from real-world experts in topics ranging from programming and data science to leadership and team building. Udemy Business enables employers to offer on-demand learning for all employees, immersive learning for tech teams, and cohort learning for leaders. Udemy Business customers include Fender Instruments, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Ankara, Turkey; Austin, Texas; Boston, Massachusetts; Mountain View, California; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; New Delhi, India; and Sao Paulo, Brazil.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the fourth quarter of 2022, the full year 2022, and future periods, anticipated future expenses and investments, our business strategy and plans, market growth, profitability, our market position and potential market opportunities, and the impact of acquisitions and business alliances. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 2, 2022. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Contacts
Investors:
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media:
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com